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                                                                EXHIBIT 10.10


                                 LOAN AGREEMENT


THIS DEED is made this 6th day of June 2000

BETWEEN:

LEDGER TECHNOLOGIES PTY. LTD. (A.C.N. 085 887 921) of 10 Bickhams Court, East St Kilda in the State of Victoria, Australia (hereinafter referred to as "the Lender") of the first part;

AND

I.T. TECHNOLOGY, INC. of 34-36 Punt Road, Windsor, Victoria, Australia (hereinafter referred to as "the Borrower") of the second part.

WHEREAS:

A.   The Borrower wishes to borrow monies from the Lender.

B. The Lender is prepared to advance to the Borrower an amount in Australian Dollars equivalent to the sum of FIVE HUNDRED THOUSAND AMERICAN DOLLARS ($US500,000.00) on such terms and conditions as noted in this Agreement.

IN CONSIDERATION of the terms and conditions set out hereunder the parties heretofore agree as follows:

1. The Lender agrees to lend to the Borrower the amount specified in Recital B hereof (hereinafter referred to as "the said Loan").

2. The details of every advance of funds by the Lender to the Borrower pursuant to this Agreement shall be recorded in the Schedule of Loan Advances in this Agreement, which shall be signed by a Director of the Lender and a Director of the Borrower.

3. The said Loan shall be repaid by the Borrower to the Lender when: (a) in the opinion of the Lender, the Borrower has received adequate additional financing to repay the said Loan and


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     (b) in the opinion of a majority of the Board of Directors of the Borrower, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

4. Interest calculated daily at a rate of 10% per annum on all loan funds from time to time advanced pursuant to this Agreement shall be paid by the Borrower to the Lender upon repayment of the said Loan.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Victoria, Australia.

6. This Agreement shall be binding on and enure to the benefit of the assignees and successors in title of the parties.

7. If any provision of this Agreement is held invalid, unenforceable or illegal for any reason, this Agreement shall remain otherwise in full force and the said provision shall be read down to such extent as may be necessary to ensure that it does not infringe the laws of the said State and as may be reasonable in all the circumstances so as to give it a valid operation of a partial character and in the event that such provision cannot be so read down it shall be deemed void and severable.


IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year hereinbefore written.


                                                     [SEAL]
THE COMMON SEAL of the Lender           )       THE COMMON SEAL OF
was hereto affixed                      )   LEDGER TECHNOLOGIES PTY LTD
in the presence of authorised persons:  )       ACN 085 887 921 *


Director   L. Mochkin
          -------------

Full Name  LISA MOCHKIN
          -------------
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                                                     [SEAL]
THE COMMON SEAL of the Borrower         )       THE COMMON SEAL OF
was hereto affixed                      )   LEDGER TECHNOLOGIES PTY LTD
in the presence of authorised persons:  )       ACN 085 887 921 *


Director/Secretary  Jonathan Herzog
                    ----------------

Full Name  JONATHAN HERZOG
           ----------------



                           SCHEDULE OF LOAN ADVANCES
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

ADVANCE DATE       AMOUNT ($US)      AMOUNT ($AUD)        LENDER'S SIGNATURE      BORROWER'S SIGNATURE
------------       ------------      -------------        ------------------      --------------------
1.  6/6/00           $200,000        $344, 530-55           L. Mochkin               Jonathan Herzog

2.

3.

4.

5.

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